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                                                                    EXHIBIT 23.1

[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amended Registration Statement No. 333-34475 of Venture Holdings Trust on Form S-4 of our report dated March 27, 1997, on our audit of the consolidated financial statements of Venture Holdings Trust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, appearing in the prospectus, which is part of the Amended Registration Statement, and of our report dated June 26, 1997, on our audit of the financial statements of Bailey Corporation and Subsidiaries for the year ended July 28, 1996, appearing in the prospectus which is part of the Amended Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.


DELOITTE & TOUCHE LLP


Detroit, Michigan
October 15, 1997





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